UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Better Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 25, 2023

Dear Stockholder:

At Better, we aspire to become a premier digital therapeutics company by developing a platform of FDA-regulated, software-based, prescription digital therapeutics candidates for treating diabetes, heart disease, and other cardiometabolic conditions, and we appreciate your support and confidence as we take this journey together.

You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Better Therapeutics, Inc. (“we,” the “Company” or “Better”). The virtual-only meeting will be held on Wednesday, June 7, 2023 at 9:00 a.m., Pacific Time via live webcast, providing stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting to stockholders via the internet. You can access our proxy materials, register for the Annual Meeting (registration opens 15 minutes before the meeting start time) and vote online at www.proxyvote.com. Our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2022 (our "2022 Annual Report") are also available on our website at www.bettertx.com under the “Investor Relations” section. Instructions for accessing our proxy materials and voting are described below and in the accompanying Notice of Annual Meeting. The agenda for the Annual Meeting includes the election of two Class II directors for a three-year term and the ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. To attend the Annual Meeting or vote your shares, you will need the control number, which can be found on the Notice of Internet Availability, on your proxy card, or in the instructions accompanying your proxy materials. More details can be found in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is very important. Whether or not you plan to join the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is counted, please carefully review the enclosed proxy statement and cast your vote as soon as possible, even if you plan to attend the Annual Meeting. If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. Please cast your vote by one of the available means at your earliest convenience to ensure that your vote will be received in time and counted at the Annual Meeting. Only Better stockholders of record as the close of business on April 10, 2023 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

At Better, we seek to transform what is possible in digital therapeutics, and your investment and continuing interest in our efforts are very much appreciated. We hope that you will join us virtually on June 7, 2023.

Sincerely,

/s/ Frank Karbe
Frank Karbe
Chief Executive Officer and Director

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Pacific Time

Date	Wednesday, June 7, 2023

Place

The 2023 Annual Meeting of Stockholders of Better Therapeutics, Inc. (the "Annual Meeting") will be conducted virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/BTTX2023, where you will be able to submit questions and vote online during the meeting.

Purpose

(1) To elect each of Frank Karbe and Geoffrey Parker to serve as a Class II director, until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal;

(2) To ratify the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

(3) To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has fixed the close of business on April 10, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. In order to attend the Annual Meeting, you must register in advance at www.proxyvote.com and provide the control number located on the Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email.

Voting by Proxy

If you are a stockholder of record, please vote via the internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

The Notice of Internet Availability (the “Notice”) is being mailed on or about April 25, 2023 to all shareholders entitled to vote at the Annual Meeting. The Notice contains instructions on how to cast your vote via the internet and how to request a paper copy of our proxy materials and our 2022 Annual Report. This proxy statement and our 2022 Annual Report are also available on our website at www.bettertx.com under the “Investor Relations” section and on the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ Frank Karbe
Frank Karbe Chief Executive Officer and Director

San Francisco, California

April 25, 2023

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2023 Annual Meeting of Stockholders to Be Held on June 7, 2023: The Notice of 2023 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are each available at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

i

BETTER THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2023

AT 9:00 AM PACIFIC TIME

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about April 25, 2023, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our 2022 Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. Our 2022 Annual Report is available at www.proxyvote.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 25, 2023. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by email, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and 2022 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The board of directors of Better Therapeutics, Inc. is soliciting your vote for the 2023 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The board of directors has fixed the record date for the Annual Meeting as of the close of business on April 10, 2023.

How many votes can be cast by all stockholders?

A total of 31,731,058 shares of common stock of the Company were outstanding on April 10, 2023 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet. If you received the Notice of Internet Availability or a printed copy of the proxy materials, follow the instructions in the Notice of Internet Availability or on the proxy card. Votes submitted by internet must be received by 11:59 p.m. Eastern Time on June 6, 2023.
•
By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 6, 2023.
•
By Mail. If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees to the Company’s board of directors named herein and FOR the ratification of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by June 6, 2023.
•
In Person at the Annual Meeting. You may also vote in person by attending the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/BTTX2023. To attend the virtual Annual Meeting and vote your shares, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•
By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•
By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting?

We will be hosting our Annual Meeting online via live webcast at www.virtualshareholdermeeting.com/BTTX2023. Any stockholder can attend the Annual Meeting by registering at www.proxyvote.com. In order to attend the Annual Meeting, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email. The Annual Meeting will start at 9:00 a.m. Pacific Time on June 7, 2023.

Why are you holding a virtual Annual Meeting?

We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so that they can ask questions of our board of directors or management.

What are the Board of Directors’ recommendations on how to vote my shares?

The board of directors recommends a vote:

Proposal 1: FOR the election of two Class II director nominees (page 6)

Proposal 2: FOR the ratification of the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm (page 17)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxyvote.com. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to “non-routine” items. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, votes withheld, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal 1—Election of two Class II director nominees

Proposal 1 is a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” To be elected, the directors nominated in Proposal 1 must receive a plurality of the votes cast and entitled to vote on the election of directors, meaning that the two director nominees receiving the most votes will be elected as directors. Shares voting WITHHELD and broker non-votes will have no effect on the election of directors.

Proposal 2—Ratification of selection of Elliott Davis, LLC as our independent registered public accounting firm

Proposal 2 is considered to be a “routine” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you. To ratify Elliott Davis, LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2023, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on Proposal 2.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Company’s Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Voted withheld, abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Proposals to include in our proxy statement

Stockholders may present proper proposals to be included in our proxy statement and considered at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), our Secretary must receive the written proposal at our principal executive offices no later than December 29, 2023, unless the date of the 2024 Annual Meeting is held more than 30 days before or after June 7, 2024, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2024 Annual Meeting. In addition, stockholder proposals must comply with the applicable requirements of Rule 14a-8 under the Exchange Act.

Proposal that will not be included in our proxy statement

Our Amended and Restated Bylaws (our “Bylaws”) contain an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. These matters may only be brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice, containing the information specified in our Bylaws, to our Secretary. To be timely for the 2024 Annual Meeting, our Secretary must receive the written notice at our principal executive offices no earlier than February 8, 2024, and no later than March 9, 2024. However, if we hold the 2024 Annual Meeting more than 30 days before or more than 60 days after June 7, 2024, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of (a) the 90th day before the 2024 Annual Meeting and (b) the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

Director nominations

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice no later than April 8, 2024. Such notice must comply with the additional requirements of Rule 14a-19(b).

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at (415) 887-2311. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Frank Karbe and Geoffrey Parker are the directors whose terms will expire at this Annual Meeting and, based on the recommendation of our nominating and governance committee, each of them has been nominated for and has agreed to stand for re-election to the board of directors to serve as a Class II director of the Company until the 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the board of directors will be voted for the election of the director nominees listed below. We have no reason to believe that the director nominees will be unavailable for election at the Annual Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to our Amended and Restated Certificate of Incorporation, the board of directors has fixed the number of directors at eight as of the date of the Annual Meeting. Vacancies on the board of directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

For Proposal 1, the two nominees receiving the plurality of votes properly cast will be elected as directors. Votes withheld and broker non-votes will have no impact on the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

"FOR"

EACH DIRECTOR NOMINEE FOR CLASS II DIRECTOR:

Frank Karbe and Geoffrey Parker

As class II Directors, each to serve for a three-year term ending at the annual meeting of Stockholders to be held in 2026

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTORS

The biographical description of each director below includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Nominees for Election as Class II Directors

The following table sets forth information concerning our nominees for Class II directors as of April 25, 2023.

Name	Age	Position(s)	Director Since
Frank Karbe	55	Chief Executive Officer, President and Class II Director	June 2022
Geoffrey Parker	58	Class II Director	October 2021

Frank Karbe is our Chief Executive Officer and serves as a director, a position he has held since June 2022. Mr. Karbe previously served as the Principal Financial and Accounting Officer of Myovant Sciences Ltd. from September 2016 to August 2021. Mr. Karbe was appointed as Myovant Sciences, Inc.’s Chief Financial Officer in April 2017 and was subsequently appointed as President and Chief Financial Officer in February 2020. From September 2014 to July 2016, Mr. Karbe served as President of The Color Run, a global mass participation events platform, where he was responsible for leading the operational and financial functions. From January 2004 to June 2014, Mr. Karbe was the Executive Vice President and Chief Financial Officer of Exelixis, Inc., a biotechnology company. During his tenure at Exelixis, Mr. Karbe was responsible for leading the finance organization, internal and external communications, business development, information technology, corporate strategy and various other operational functions. Prior to joining Exelixis in 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group advising clients on corporate finance and mergers and acquisitions. Prior to joining Goldman Sachs in 1997, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe has served as a director of Aduro Biotech, Inc. from April 2019 to October 2020 and Arbutus Biopharma Corporation from 2010 to 2018, and currently serves as a director of Phantom Pharmaceuticals, Inc. Mr. Karbe received his Diplom-Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany.

Geoffrey Parker has served as a member of our board of directors since the closing of our business combination and served as a member of Legacy BTX’s board of directors since March 2021. Mr. Parker is currently the Chief Financial Officer and Chief Operating Officer of Tricida, Inc. (Nasdaq: TCDA). Mr. Parker joined Tricida in 2017. Prior to that, Mr. Parker was Chief Financial Officer of Anacor Pharmaceuticals, Inc. from September 2010 to May 2015 and a Managing Director at Goldman Sachs where he led the West Coast Healthcare Investment Banking group from April 1997 to April 2009. Mr. Parker serves as a director on the board of directors of Perrigo Company plc, where he serves as a member of the audit committee. Previously, Mr. Parker served as a director on the board of directors at ChemoCentryx, Inc., Genomic Health, Sunesis Pharmaceuticals, Inc., and Genoptix, Inc. Mr. Parker has a B.A. in a double major of economics and engineering sciences from Dartmouth College and an MBA from the Stanford Graduate School of Business. We believe Mr. Parker is well equipped to be a director of the Company due to his extensive management, financial and operations experience, especially in the life science sector.

Directors Continuing in Office

The following table sets forth information concerning our continuing directors as of April 25, 2023.

Name	Age	Position(s)	Director Since
David Perry	55	Executive Chairman and Class I Director	October 2021
Dr. Richard Carmona	73	Class I Director	October 2021
Andrew Armanino	58	Class III Director	October 2021
Dr. Risa Lavizzo-Mourey	68	Class III Director	October 2021
Dr. Elder Granger	69	Class III Director	November 2021

David Perry is a co-founder of the former Better Therapeutics, Inc. ("Legacy BTX") and served as the chairman of Legacy BTX’s board of directors since 2015 and as executive chairman of our board of directors since the closing of our business combination. Mr. Perry, has been the founder or founding CEO of three multi- billion-dollar companies in his career. He was the founding CEO at Anacor Pharmaceuticals where he led the company from its inception in 2002 until 2014, a time period that included an initial public offering in 2010 and the development of two drugs to treat infections (Tavaborole) and inflammation (Eucrisa) that were subsequently approved by the FDA, along with multiple programs to treat neglected diseases. Pfizer purchased Anacor for $5.2 billion in 2016. Most recently, he was the CEO of Indigo Agriculture where he led the company in raising over $1.2 billion, becoming the first agriculture technology company to be valued at over $1 billion. Indigo was ranked #1 on CNBC’s Most Disruptive Companies list in 2019. Earlier in his career, Mr. Perry was the founder and CEO of the business-to-business e-commerce pioneer Chemdex in 1997, which he subsequently took public in 1999. Mr. Perry also previously served as a director on the board of Evelo Biosciences, Inc. Mr. Perry has a B.S.E. in Chemical Engineering from the University of Tulsa and an MBA from Harvard Business School. Due to his experience in management, operations, fundraising and launching companies, especially in the life sciences space, we believe Mr. Perry is well equipped to be a director of the Company.

Dr. Richard Carmona has served as a member of our board of directors since the closing of our business combination and served as a member of Legacy BTX’s board of directors since 2017. Dr. Carmona has been chief of health innovations of Canyon Ranch Inc., a life-enhancement company, since August 2017. He previously served as vice chairman of Canyon Ranch, chief executive officer of the Canyon Ranch health division, and president of the nonprofit Canyon Ranch Institute from October 2006 to August 2017. He is the first distinguished professor of public health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of Vice Admiral. Previously, he was chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of Surgery, Public Health, and Family and Community Medicine at the University of Arizona, and Surgeon and Deputy Sheriff of the Pima County, Arizona Sheriff’s Department. Dr. Carmona served in the United States Army and the Army’s Special Forces. Dr. Carmona previously served as a director of the Clorox Company and Axon Enterprise, Inc. (formerly Taser International) and he currently serves as a director of Herbalife Ltd. (October 2013 to present) and McKesson Corporation (September 2021 to present). Dr. Carmona has dedicated his career of more than 50 years toward helping individual and public health in various positions including nurse, trauma surgeon, police officer, public health official, and combat-decorated Special Forces Vietnam veteran. Due to the depth and breadth of experience and knowledge that Dr. Carmona brings to the board of directors we believe Dr. Carmona is well equipped to be a director of the Company.

Andrew Armanino has served as a member of our board of directors since the closing of our business combination and served as a member of Legacy BTX’s board of directors since March 2021. Mr. Armanino is currently the chairman of the board of directors of Moore Global International, an accounting and business advisory network of independent accounting firms. He is also a member of the board of directors of Armanino Foundation, a community service organization and serves on the American Institute of CPAs council, and a member of the board of directors of the California Bank of Commerce. Mr. Armanino was the Managing Partner and Chief Executive Officer of Armanino LLP, a 1,500-person public accounting firm, from 2005 to 2018, at which time he retired and is no longer affiliated with the firm. He has a B.S. in accounting from Santa Clara University. We believe Mr. Armanino is well equipped to be a director of the Company due to the depth and breadth of his business, accounting, and management experience. Mr. Armanino’s significant accounting experience provides in-depth knowledge of generally accepted accounting principles and auditing standards to our board of directors. With years of providing services to small and medium-sized businesses, he brings valuable insights to our board of directors.

Dr. Risa Lavizzo-Mourey has served as a member of our board of directors since the closing of our business combination and served as a member of Legacy BTX’s board of directors since April 2021. Dr. Lavizzo-Mourey was a professor at the University of Pennsylvania from 1986 until 2021 and served as the Robert Wood Johnson Foundation Professor of Health Equity and Health Policy from 2018 to 2021. Dr. Lavizzo-Mourey was the Chief Executive Officer of the Robert Wood Johnson Foundation from 2003 to 2017, where she spearheaded initiatives to reverse the childhood obesity epidemic, create an affordable and inclusive healthcare system, and address social factors associated with adverse health impacts. Dr. Lavizzo-Mourey also has extensive government experience in a wide range of roles from 1985 to 1998, including as a Co-Chair of the White House Health Care Reform Task Force and as an Advisory Committee Member on the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey has served as an independent director for Intel (NYSE: INTC) since 2018, where she has served as a member of the nominating and governance committee, as an independent director for Merck (NYSE: MRK) since 2020, where she has served as a member of the compensation and benefits and governance committees, and as an independent director for General Electric (NYSE: GE) from 2017 to 2022, where she served on the governance and public affairs committee. She has served on the board of directors and the nominating and governance committee of General Electric Healthcare Technologies since 2023. Dr. Lavizzo-Mourey studied at the State University of New York, Stony Brook, earned her M.D. at Harvard University, and her MBA at the University of Pennsylvania. We believe Dr. Lavizzo-Mourey is well equipped to be a director of the Company due to her wealth of knowledge and experience, including in functional and thought leadership, across the healthcare spectrum, and her work as a primary care physician and shaping health policy on a national level. Dr. Lavizzo-Mourey has demonstrated a passion for cognitive behavioral therapy, having been the leader behind Robert Wood Johnson Foundation’s strategic shift towards the behavioral space.

Dr. Elder Granger has served as a member of our board of directors since November 2021. He is a U.S. Army Major General (Retired) and has served as the President and Chief Executive Officer of THE 5Ps, LLC, a healthcare, education, and leadership consulting firm, since August 2009. He served in the U.S. Army for over 35 years before retiring in June 2009 and was the Deputy Director and Program Executive Officer of TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from December 2005 to June 2009. He is board certified by the American College of Physician Executives, American College of Healthcare Executives, American Board of Medical Quality, American Board of Internal Medicine, and National Association of Corporate Directors, and he holds numerous medical certifications. Dr. Granger currently serves on the board of directors of Cigna Corporation (NYSE: CI) since 2018 and DLH Holdings Corp (Nasdaq: DLHC) since 2014, and he previously served on the board of directors of Cerner Corporation (Nasdaq: CERN) from 2020-2022 and Express Scripts Holding Company from 2015 to 2018. He received his Bachelor of Science from Arkansas State University in 1976 and earned his medical degree from the University of Arkansas School of Medicine in 1980. We believe Dr. Granger is well-equipped to serve as a director of the Company due to his extensive experience in healthcare management and operations, including health policy, planning, budgeting, compliance, and execution related to the health program for uniformed service members around the globe. In addition, Dr. Granger has unique leadership and policy experience through his career with the U.S. Army and the commercial sector.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Board Diversity Matrix

The following information is provided in accordance with applicable Nasdaq listing requirements and includes all director nominees, assuming the election of such nominees at the Annual Meeting. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 25, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	-	2	-	5
Part 2: Demographic Background
African American or Black	-	-	-	2
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	1	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+			-
Did Not Disclose Demographic Background			4
Military Veterans:			2
Persons with Disabilities:			1

CORPORATE GOVERNANCE

Board Composition

We currently have eight directors and the terms of office of the directors are divided into three classes:

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Class I, whose term will expire at the annual meeting of stockholders to be held in 2025;
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Class II, whose term will expire at the Annual Meeting; and
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Class III, whose term will expire at the annual meeting of stockholders to be held in 2024.

Class I consists of Dr. Richard Carmona and David Perry, Class II consists of Frank Karbe and Geoffrey Parker, and Class III consists of Dr. Risa Lavizzo-Mourey, Andrew Armanino and Dr. Elder Granger. At each annual meeting of stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. A resolution of the board of directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Director Independence

The Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of us or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Our board of directors has determined that each individual who serves on our board of directors, other than David Perry and Frank Karbe, qualifies as an independent director under Nasdaq listing standards.

Board Meetings and Attendance

Our board of directors held six meetings during the fiscal year ended December 31, 2022. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).

Director Attendance at Annual Meeting of Stockholders

Directors are encouraged to attend the annual meeting of stockholders to the extent practicable, and last year all of our directors attended our annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a written charter. In addition, each committee reviews and assesses the adequacy of its charter and submits its charter to the board of directors for approval. Copies of each committee’s charter are posted on our website at www.bettertx.com under the “Investor Relations” section. The information contained on or that can be accessed through our website is not incorporated by reference into this proxy statement, and you should not consider such information to be part of this proxy statement.

Audit Committee

The members of our audit committee are Andrew Armanino, Geoffrey Parker and Dr. Elder Granger, and Andrew Armanino serves as the chairperson of the audit committee. Under the Nasdaq listing rules and applicable SEC rules, the audit committee is required to have at least three members. The Nasdaq listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") also require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes, and each member of our audit committee qualifies as an independent director for audit committee purposes under applicable rules. Each of Andrew Armanino, Geoffrey Parker and Dr. Elder Granger is financially literate and Andrew Armanino qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During the fiscal year ended December 31, 2022, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

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selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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reviewing policies on risk assessment and risk management;
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reviewing related party transactions;
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obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
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approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The members of our compensation committee are Dr. Risa Lavizzo-Mourey and Dr. Richard Carmona, all of whom are independent directors, and Dr. Risa Lavizzo-Mourey serves as the chairperson of the compensation committee. During the fiscal year ended December 31, 2022, the compensation committee met seven times. The compensation committee’s responsibilities include:

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reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
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reviewing and recommending to our board of directors the compensation of our directors;
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reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
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administering our stock and equity incentive plans;
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selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
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reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
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reviewing and establishing general policies relating to compensation and benefits of our employees; and
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reviewing our overall compensation philosophy.

Our compensation committee considers matters related to individual compensation. The compensation committee also reviews and approves grants and awards under our incentive-based compensation plans and equity-based plans, other than with respect to our Chief Executive Officer, Executive Chairman and our directors. In the case of our Chief Executive Officer and Executive Chairman, the compensation committee reviews and approves the corporate goals and objectives to be considered in determining their compensation, conducts an evaluation of their performance in light of those goals and objectives and then makes a recommendation for compensation to the board of directors based on that evaluation. For all other officers of the Company other than the Chief Executive Officer and Executive Chairman, the compensation committee reviews and approves their compensation. The Compensation committee recommends to the board of directors policies and procedures for the grant of equity based awards, including a compensation matrix consisting of bands for grants and awards under equity-based plans to employees at each level. The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities, but has not delegated such authority to date.

Compensation Consultant

In 2022, the compensation committee retained the services of Pay Governance, LLC, an independent compensation consultant , with compensation expertise relating to the technology and biotechnology industries, to provide it with market information, analysis and other advice relating to executive and non-executive compensation on an ongoing basis. Pay Governance LLC assists in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, and assesses each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair.

When requested, Pay Governance consultants attend meetings of the compensation committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. Pay Governance reports to the compensation committee and not to management, although Pay Governance meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Pay Governance, the compensation committee considered the independence of Pay Governance, taking into consideration relevant factors, including the absence of other services provided to the Company by Pay Governance, the amount of fees the Company paid to Pay Governance as a percentage of its total revenue, the policies and procedures of Pay Governance that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Pay Governance with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Pay Governance have with any member of the compensation committee, and any stock of the Company owned by Pay Governance or the individual compensation advisors employed by Pay Governance. The compensation committee has determined, based on its analysis and in light of all relevant factors, including the factors listed above, that the work of Pay Governance and the individual compensation advisors employed by Pay Governance as compensation consultants to the compensation committee has not created any conflicts of interest, and that Pay Governance is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Geoffrey Parker and Dr. Richard Carmona, all of whom are independent directors, and Geoffrey Parker serves as the chairperson of the nominating and corporate governance committee. During fiscal year ended December 31, 2022, the nominating and corporate governance committee met four times. The nominating and corporate governance committee’s responsibilities include:

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identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
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evaluating the performance of our board of directors and of individual directors;
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reviewing developments in corporate governance practices;

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evaluating the adequacy of our corporate governance practices and reporting;
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reviewing management succession plans; and
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developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. Our board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, our nominating and corporate governance committee confirms that the candidates meet all of the criteria for director nominees established by the nominating and corporate governance committee and approved by the board of directors. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for appointment or election to the board of directors.

Minimum Qualifications and Board Diversity

Our nominating and corporate governance committee will consider, among other things, the following minimum qualifications, skills and attributes when recommending candidates for the board’s selection as director nominees for the board and as candidates for appointment to the board’s committees: a nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; a nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition; a nominee shall be well regarded in the community and shall have a long-term reputation for high ethical and moral standards; a nominee shall have sufficient time and availability to devote to our affairs, particularly in light of the number of boards of directors on which such nominee may serve; and, to the extent a nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

In evaluating prospective director candidates, our nominating and corporate governance committee will also consider all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including, but not limited to, race, gender, national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the board of directors. While we have no formal policy regarding board diversity, we believe that the varied perspectives and experiences resulting from having a diverse board of directors enhances the quality of our decision-making. We also believe diversity can help the board identify and respond more effectively to the needs of patients, stockholders, employees and other stakeholders.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The policy adopted by the nominating and corporate governance committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

Non-Employee Director Meetings

In addition to the meetings of the committees of the board of directors described above, in connection with board of directors’ meetings, the non-employee directors met five times in executive session during the fiscal year ended December 31, 2022.

Communication with the Board of Directors

Any interested party with concerns about the Company may report such concerns to the board of directors or the Chairperson of our board of directors or nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Better Therapeutics, Inc.

548 Market Street, #49404

San Francisco, California 94104

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-employee directors or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our company’s policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our company.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (our "code of ethics") that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of ethics is available on our website at https://investors.bettertx.com/corporate-governance/documents-charters.

We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Elliott Davis, LLC, independent registered public accounting firm, has been selected by the audit committee as auditors for the Company for the fiscal year ending December 31, 2023. Elliott Davis, LLC has served as the independent registered public accounting firm for the Company since 2021. A representative of Elliott Davis, LLC is expected to attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Previously, the Company engaged Marcum LLC to serve as its independent auditors. On November 19, 2021, the audit committee determined that the Company’s independent registered public accounting firm prior to the business combination, would be dismissed and Elliott Davis, LLC would be engaged as the Company’s independent registered public accounting firm, effective November 22, 2021.

The reports of Marcum LLC on the financial statements of Mountain Crest Acquisition Corp. II ("MCAD") (our legal predecessor) as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from July 31, 2020 (inception) through December 31, 2020 and the subsequent interim period through September 30, 2021, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum LLC, would have caused Marcum LLC to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). The foregoing disclosure is qualified by the existence of material weaknesses in our internal controls and procedures identified by management which are noted in Item 4, Controls and Procedures, as filed with the SEC in each of the Form 10-Qs for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021.

During the period from July 31, 2020 (inception) through December 31, 2020 and the subsequent interim periods through September 30, 2021 and thereafter, neither we nor anyone on our behalf consulted with Elliott Davis, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and a written report or oral advice was provided to us that Elliott Davis, LLC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company’s organizational documents do not require that the stockholders ratify the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of Elliott Davis, LLC as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether to retain Elliott Davis, LLC, but still may retain this firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of aggregate fees agreed to be paid by the Company for professional services rendered by Elliott Davis, LLC for the fiscal years ended December 31, 2022 and 2021.

	Year Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$229,500	$124,500
Audit Related Fees (2)	-	98,000
Tax Fees (3)	-	-
Other Fees	-	-
Total	$229,500	$222,500

The following is a summary and description of aggregate fees agreed to be paid by the Company for professional services rendered by Marcum LLC, our prior independent auditor, for the fiscal year ended December 31, 2021.

Years Ended December 31,
Fee Category	2021
Audit Fees(1)	$57,000
Audit Related Fees (2)	42,000
Tax Fees (3)	7,000
Other Fees	—
Total	$106,000

(1)
“Audit Fees” consist of fees for professional services provided in connection with the annual audits of our consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements, accounting matters directly related to the annual audits, professional services in connection with SEC registration statements, periodic reports (including Form 8-Ks), and other documents filed with the SEC or other documents issued in connection with securities offerings, and professional services provided in connection with other statutory or regulatory filings.
(2)
“Audit Related Fees” consist of fees for professional services provided in connection with MCAD's initial public offering (the "IPO") and our business combination.
(3)
“Tax Fees” consist of fees for services related to tax compliance.

All audit fees relating to the audit for the fiscal years ended December 31, 2022 and 2021 were approved in advance by the audit committee. All audit and non-audit services to be provided by our independent auditors were, and will continue to be, pre-approved by the audit committee.

The audit committee has considered the nature and amount of fees billed by Elliott Davis, LLC and Marcum LLC and believes that the provision of services for activities unrelated to the audit was compatible with maintaining their independence.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes, if any, will have no impact on the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

"FOR"

THE RATIFICATION OF THE SELECTION OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

(PROPOSAL 2 ON YOUR PROXY CARD)

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 25, 2023:

Name	Age	Position	Officer Since
Frank Karbe(1)	55	Chief Executive Officer, President and Class II Director	October 2021
Dr. Mark Berman	47	Chief Medical Officer	October 2021
Kristin Wynholds	51	Chief Product Officer	October 2021
Mark Heinen	53	Head of Finance and Interim Chief Financial Officer	October 2021

(1)
Mr. Karbe is also a director of the Company and his biographical information appears on page 7.

Executive Officers

Dr. Mark Berman is our Chief Medical Officer, a position he has held since the closing of our business combination and with Legacy BTX since 2019. Previously, Dr. Berman was the Head of Health of Legacy BTX from 2015 to 2019. Prior to that, Dr. Berman practiced as an internal and lifestyle medicine physician at One Medical. Dr. Berman studied physical therapy at McGill University and received his M.D. from Yale University. He completed residency at Harvard University’s Brigham and Women’s Hospital and a clinical research fellowship at University of California, San Francisco, where he was a Doris Duke Clinical Research Fellow. He is a fellow and served as a director of the American College of Lifestyle Medicine from 2013 until 2016. Currently, Dr. Berman oversees all of our clinical development and delivery and leads regulatory, research, and publication efforts. Mr. Berman served as the special assistant to the CEO and president for Childhood Obesity at the Robert Wood Johnson Foundation from 2007 to 2009. Dr. Berman is a social entrepreneur whose work focuses on cardiometabolic health, plant-based diets, and digital therapeutics.

Kristin Wynholds is our Chief Product Officer, a position she has held since the closing of our business combination and with Legacy BTX since 2019. Previously, Ms. Wynholds was the Head of Design at Legacy BTX from 2018 to 2019. Prior to working with us, she spent 7 years as a Principal Product Designer at Carbon Five, a product development consultancy, from 2011 to 2018. Ms. Wynholds is a Silicon Valley native who has spent two decades helping startups, as well as growth and enterprise companies, creating compelling, user-centered products. She has been involved with or led more than 30 digital product launches for companies in diverse fields, such as communications, finance, fashion, and healthcare. Some notable companies include Skype, The Gap, Thomson Reuters, Moodys, Coinbase, Stanford Health and Grand Rounds. Ms. Wynholds has a B.A. degree in clinical psychology from University of California, Santa Barbara.

Mark Heinen is our Head of Finance and interim Chief Financial Officer, a position he has held since the closing of our business combination and with Legacy BTX since January 2021. Mr. Heinen is a finance veteran with over a decade of experience in high level accounting and financial oversight roles across multiple fields, including cloud computing and database management. Mr. Heinen previously held the Chief Financial Officer position at Omnigo LLC, in 2020. Prior to that, Mr. Heinen was the SVP, Global Corporate Controller and interim Chief Financial Officer at Trintech Inc. from 2017 to 2020. Prior to his Trintech Inc. role, Mr. Heinen was the acting CFO at Daegis Inc. from 2013 to 2016. In his CFO roles, Mr. Heinen has overseen the sale and acquisition of both public and private companies. Mr. Heinen has over 25 years of finance and accounting experience in both publicly traded and private companies. Mr. Heinen has a B.B.A. in Accounting and an M.B.A. from the University of Oklahoma.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

EXECUTIVE COMPENSATION

Executive Compensation Overview

This section discusses the material components of the executive compensation program offered to our “named executive officers” for 2022, which consisted of each individual who served as our Chief Executive Officer during 2022 and two most highly compensated executive officers during 2022 other than our Chief Executive Officer. Such executive officers consist of the following persons:

•
Frank Karbe, our Chief Executive Officer;
•
Kevin Appelbaum, our Co-Founder and Former Chief Executive Officer;
•
Mark Berman, M.D., our Chief Medical Officer; and
•
Kristin Wynholds, our Chief Product Officer.

Our executive compensation programs are designed to:

•
attract, motivate, incentivize and retain employees who contribute to our long-term success;
•
provide short-term incentive compensation packages to our executives that are competitive and reward the achievement of our business objectives; and
•
effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Our compensation committee is primarily responsible for the executive compensation programs for our executive officers. . For additional information, see “Corporate Governance – Committees of the Board of Directors – Compensation Committee"

Our compensation committee is also authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. For additional information, see “Corporate Governance – Committees of the Board of Directors – Compensation Committee”.

2022 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to our named executive officers for services rendered to the Company in all capacities in the fiscal years ended December 31, 2022 and 2021, respectively.

					Non-Equity	All
			Stock	Option	Incentive Plan	Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(2)	($)	($)	($)
Frank Karbe, Chief Executive Officer	2022	246,474(1)		909,929	110,913(3)		1,267,316
Kevin Appelbaum, Co-Founder & Former Chief Executive Officer	2022	272,064(1)	194,432(4)	198,246	-	571,331(5)	1,236,073
	2021	462,250	-	675,111	707,500		1,844,861
Dr. Mark Berman, Chief Medical Officer	2022	421,875(1)	-	98,413	151,875(3)		672,163
	2021	360,500	-	250,062	215,875		826,437
Kristin Wynholds, Chief Product Officer	2022	381,667(1)	-	98,413	137,400(3)		617,480
	2021	329,375	-	219,681	257,125		806,181

(1)
In March 2022, we increased Mr. Appelbaum’s, Dr. Berman’s and Ms. Wynholds’ annual base salaries from $520,000 to $540,000, from $410,000 to $425,000 and from $350,000 to $390,000, respectively. In addition, the amounts reported for Mr. Karbe and Mr. Appelbaum each reflect such named executive officer’s partial year of service to the Company in 2022, as Mr. Karbe commenced employment with and Mr. Appelbaum departed from the Company in July 2022. Accordingly, such named executive officer’s base salaries were prorated to reflect their time in service with the Company.

(2)
The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 of our financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock options or any sale of the underlying shares of our common stock. The amounts reported for Mr. Karbe’s 2022 stock option awards subject to performance-based vesting conditions are calculated based on probable achievement of performance outcomes. The grant date fair value of such awards assuming the maximum achievement of performance outcomes is the same as the grant fair value of the awards assuming probable achievement of the performance outcomes, which are estimated to be $531,225 for the Performance Option (as defined below) and $31,449 for the Supplemental Performance Option (as defined below). In addition, the 2022 value in this column for Mr. Applebaum includes the incremental fair value, computed in accordance with FASB ASC Topic 718, with respect to the amendments to Mr. Applebaum’s options in connection with his departure from the Company to provide for certain acceleration of vesting (as described in more detail below) and an extension of his options’ post-termination exercise periods until the second anniversary of the date of his departure.
(3)
Amounts include bonuses earned by our named executive officers under our short-term cash incentive program, based on both the Company’s achievement of certain corporate performance goals and the named executive officer’s individual performance during the 2022 fiscal year. For Mr. Karbe, his annual bonus amount was prorated to reflect his partial year of service with the Company during 2022. In addition, because of his departure from the Company in 2022, Mr. Appelbaum’s annual bonus for 2022 was forfeited.
(4)
The amount reported reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, with respect to the amendments to Mr. Applebaum’s performance-based restricted stock awards in connection with his departure from the Company to provide for certain acceleration of vesting (as described below).
(5)
The amount reported reflects the value of severance paid to and/or accrued in connection with Mr. Appelbaum’s departure from the Company, which includes $540,000 for cash severance, $31,331 for COBRA continuation coverage and $194,432 for the value of acceleration of vesting of his equity awards (minus any incremental fair value for amendments to Mr. Appelbaum’s equity awards related to such acceleration of vesting, as reported in the Stock Awards column).

Narrative Disclosure to the Summary Compensation Table

Base Salaries

Each of the named executive officers is paid a base salary commensurate with his or her skill set, experience, performance, role and responsibilities. From January 1, 2022 until March 2022, the annual base salaries for Mr. Appelbaum, Dr. Berman and Ms. Wynholds were $520,000, $410,000 and $350,000, respectively. Effective March, 2022, the annual base salaries for Mr. Appelbaum, Dr. Berman and Ms. Wynholds were increased to $540,000, $425,000 and $390,000, respectively. Mr. Appelbaum departed from the Company in July 2022. Mr. Karbe commenced employment in July 2022 and his annualized base salary was $500,000. Mr. Karbe’s and Mr. Appelbaum’s salaries for 2022 were pro-rated for their partial year of service with the Company during 2022.

Cash Bonuses

For the 2022 fiscal year, the target annual bonuses for Mr. Appelbaum, Mr. Karbe, Dr. Berman and Ms. Wynholds were 50%, 50%, 40% and 40%, respectively, of the applicable named executive officer’s annual base salary.

For 2022, our named executive officers were eligible to earn an annual bonus under our short-term cash incentive program based on both achievement of certain corporate performance objectives and individual performance in 2022. Following the end of the 2022 performance year, our board of directors determined that such corporate performance and individual objectives were achieved at 90%, resulting in payment amounts of $110,913, $151,875 and $137,400 to Mr. Karbe, Dr. Berman and Ms. Wynholds, respectively. Because of his departure from the Company in 2022, Mr. Appelbaum did not earn an annual bonus for 2022. In addition, the amount paid to Mr. Karbe was prorated to reflect his partial year of service with the Company during 2022.

Equity Compensation

During the fiscal year 2022, we granted stock options to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal 2022 Year-End Table” below.

401(k) Plan

We maintain a 401(k) Plan, a tax-qualified retirement plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. We may make matching contributions on a discretionary basis, but did not make any matching contributions in fiscal years 2022 or 2021. Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Perquisites and Personal Benefits

We generally do not provide perquisites or personal benefits to our named executive officers.

Employment Arrangements with our Named Executive Officers

We have entered into employment agreements or offer letters with each of our named executive officers. In addition, we adopted an executive severance plan in connection with the business combination (the "Executive Severance Plan"), which provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company. All of the named executive officers other than Mr. Karbe and Mr. Appelbaum participate in the Executive Severance Plan and the terms of the Executive Severance Plan replace the severance provisions in such named executive officers’ offer letters, if any.

Employment Agreements and Offer Letters

The material terms of the applicable employment agreement and offer letters with Mr. Karbe, Mr. Appelbaum, Dr. Berman, and Ms. Wynholds are described below.

Frank Karbe. We entered into an employment agreement with Frank Karbe (the "Karbe Employment Agreement") to appoint him as President and Chief Executive Officer of the Company on June 7, 2022 and effective July 5, 2022.

Pursuant to the Karbe Employment Agreement, Mr. Karbe is entitled to receive an initial annual base salary of $500,000 and is eligible to receive an annual performance bonus with a target annual bonus amount of 50% of his annual base salary. Mr. Karbe’s bonus for 2022 will be pro-rated based on the length of Mr. Karbe’s employment with the Company during 2022.

Further, the Board approved the grant to Mr. Karbe of (i) a time-based option to purchase 472,200 shares of common stock, with 25% of the option shares vesting on the first anniversary of the effective date of the Karbe Employment Agreement and the balance vesting in equal monthly installments over the next three years, subject to his continued employment with the Company through each vesting date, (ii) a performance-based option to purchase 708,300 shares of common stock, vesting upon the satisfaction of both a time-based vesting condition and certain performance-based vesting conditions, (the "Performance Option") and (iii) a performance-based option to purchase 472,200 shares of common stock, vesting upon the achievement of certain performance milestones (the "Supplemental Performance Option"). Upon a "change in control", as defined in the Karbe Employment Agreement, subject to Mr. Karbe’s continued employment through such date, all unvested and outstanding performance-based equity awards (other than the Supplemental Performance Option) will immediately accelerate and become fully vested and exercisable as of such date, and the Supplemental Performance Option shall be immediately forfeited as of such date.

In addition, pursuant to the Karbe Employment Agreement, if (i) Mr. Karbe’s employment is terminated without "cause," or (ii) he resigns for "good reason," in each case outside of the "change in control period," as each term is defined in the Karbe Employment Agreement, Mr. Karbe will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (A) continuation of his then current base salary for a period of 12 months following his termination of employment, (B) his full target bonus for the then-current year, payable over 12 months, (C) monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Karbe had he remained employed by the Company for up to 12 months and (D) acceleration of vesting of 25% of his then-outstanding and unvested time-based equity awards and vesting of any performance-based awards for which performance milestones or conditions are achieved within six months of such termination date.

If (1) Mr. Karbe’s employment is terminated without "cause" or (2) he resigns for "good reason", in each case within the "change in control period," in lieu of the benefits described above, Mr. Karbe will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (a) a lump sum payment equal to two times his then current annual base salary, (b) a lump sum payment equal to two times his full then-current target annual bonus opportunity for the then-current year (or his target bonus in effect immediately prior to the change in control, if higher), (c) monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Karbe had he remained employed by the Company for up to 24 months and (d) 100% acceleration of vesting of then-outstanding and unvested equity awards (other than the Supplemental Performance Option).

Kevin Appelbaum. We entered into an executive employment agreement with Mr. Appelbaum effective as of April 6, 2021, with certain provisions thereof effective as of the closing of our business combination (the "Appelbaum Employment Agreement"), for the position of President and Chief Executive Officer. The Appelbaum Employment Agreement provided for the terms and conditions of Mr. Appelbaum’s employment and set forth his initial annual base salary of $520,000, his target bonus amount equal to 50% of his annual base salary, transaction and other bonuses subject to the consummation of our business combination, his eligibility to participate in our equity incentive plans, and his eligibility to participate in our benefit plans generally.

Pursuant to the Appelbaum Employment Agreement, if (i) Mr. Appelbaum’s employment was terminated without "cause" outside of the "change in control period", (ii) he resigned for "good reason" outside of the "change in control period" or (iii) he resigned upon a "good leaver termination", as each term is defined in the Appelbaum Employment Agreement, Mr. Appelbaum would have been entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (A) continuation of his then current base salary for a period of 12 months following his termination of employment, (B) reimbursement for COBRA premiums for himself and his dependents for up to 12 months following his termination of employment and (C) six months’ acceleration of vesting of outstanding time-based equity awards and for performance-based vesting awards, the vesting of a number of shares equal to the number of shares that would have vested pursuant to such performance-based vesting awards subject to the Company’s achievement of the applicable performance-based vesting conditions described therein within the six-month period following the date of termination.

Upon the consummation of a "change in control" (as defined in the Appelbaum Employment Agreement) and subject to Mr. Appelbaum’s continued employment with the Company through such date, all shares subject to performance-based vesting would have converted to time-based vesting awards at target without proration, which would have vested in substantially equal monthly installments each month following the consummation of such change in control over (i) the remainder of the applicable performance period set forth in the underlying award agreement, or (ii) twenty-four (24) consecutive months following the consummation of such change in control, if no such performance period is contained in the underlying award agreement.

If Mr. Appelbaum’s employment was terminated without "cause" or he resigns for "good reason", in each case within 12 months following a "change in control" (i.e., the change in control period) as each term is defined in the Appelbaum Employment Agreement, in lieu of the benefits described above, Mr. Appelbaum would have been entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (1) a lump sum payment equal to 24 months of his then current base salary, (2) 200% of his then-current target bonus opportunity, (3) reimbursement for COBRA premiums for himself and his dependents for up to 24 months following his termination of employment and (4) 100% acceleration of vesting of outstanding equity awards.

The payments and benefits provided under the Appelbaum Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to each executive in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

On June 7, 2022, the Company and Mr. Appelbaum agreed that Mr. Appelbaum would cease serving as President and Chief Executive Officer of the Company and as a member of our board of directors effective as of July 5, 2022. In connection with Mr. Appelbaum’s departure, the Company entered into a Separation Agreement and Release (the "Separation Agreement") with Mr. Appelbaum, pursuant to which, following the effective date of the separation agreement, Mr. Appelbaum would be eligible to receive the following, subject to the execution of an effective release of claims against the Company and our affiliates and continued compliance with applicable restrictive covenants: (i) 12 months’ base salary continuation, (ii) monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Appelbaum had he remained employed by the Company for up to 12 months from the effective date of the Separation Agreement and (iii) immediate vesting of certain outstanding stock-based equity awards.

Dr. Mark Berman. We entered into an offer letter with Dr. Berman, dated as of November 23, 2015 (the “Berman Offer Letter”). The Berman Offer Letter provides for Dr. Berman’s employment and sets forth the term of his employment, his positions and duties, his eligibility to receive equity compensation, and his eligibility to participate in our benefit plans generally. Dr. Berman is subject to our standard confidential information agreement.

Kristin Wynholds. We entered into an offer letter with Ms. Wynholds, dated as of October 9, 2018 (the “Wynholds Offer Letter”). The Wynholds Offer Letter provides for Ms. Wynholds’ employment and sets forth the term of her employment, her positions and duties, her eligibility to receive equity compensation, and her eligibility to participate in our benefit plans generally. Ms. Wynholds is subject to our standard confidential information agreement.

Executive Severance Plan

The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 9 months of the participant’s annual base salary in effect immediately prior to such termination, payable over 9 months, (ii) up to 9 monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination.

The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 100% of the participant’s annual base salary in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 100% of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he or she had remained employed by us for 12 months following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable to the extent specified in the applicable award agreement; provided further, that if the treatment of outstanding and unvested equity awards subject to performance conditions is not addressed in the applicable award agreement, then the performance conditions applicable to such equity awards will be deemed satisfied at the maximum level specified in the terms of the applicable award agreement.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022.

	Option awards(1)						Stock awards (2)
											Equity
											incentive
										Equity	plan
										incentive	awards:
										plan	market
					Equity				Market	awards:	or
					incentive				value	number	payout
					plan			Number	of	of	value of
					awards:			of	shares	unearned	unearned
					number			shares	or	shares,	shares,
			Number of	Number of	of			or units	units of	units or	units or
			securities	securities	Securities			of stock	stock	other	other
			underlying	underlying	Underlying			that	that	rights	rights
			unexercised	unexercised	Unexercised	Option		have	have	that have	that have
		Vesting	options	options	Unearned	exercise	Option	not	not	not	not
	Grant	commencement	(#)	(#)	Options	price	expiration	vested	vested	vested	vested
	date	date	exercisable	unexercisable	(#)	($)	date	(#)	($)(3)	(#)	($)(3)
Frank Karbe	7/5/2022	7/5/2022	—	472,200 (4)	708,300 (5)	1.68	7/5/2032	—	—	—	—
	7/5/2022	7/5/2022	—	—	472,200 (6)	1.68	7/5/2032	—	—	—	—
Kevin Appelbaum	4/6/2021	4/6/2021	98,704	98,704 (7)	—	11.38	4/6/2031	—	—	—	—
Dr. Mark Berman	2/4/2019	12/7/2018	—	—	—	—	—	29,601 (8)	32,709	—	—
	4/6/2021	4/6/2021	36,574	51,167 (7)	—	11.38	4/6/2023	—	—	—	—
	4/1/2022	4/1/2022	—	116,700 (4)	—	1.97	4/1/2032	—	—	—	—
Kristin Wynholds	8/14/2020	2/1/2020	20,134	8,291(4)	—	0.47	8/13/2030	—	—	—	—
	4/6/2021	4/6/2021	32,126	49,955(7)	—	11.38	4/5/2031	—	—	—	—
	4/1/2022	4/1/2022	—	116,700 (4)	—	1.97	4/1/2032	—	—	—	—

(1)
Unless otherwise specified, each equity award granted prior to our business combination in 2021 was granted under and is subject to the terms of our 2020 Stock Option and Grant Plan (the "2020 Plan") and all other awards granted following our business combination were granted under and subject to our 2021Stock Option and Incentive Plan (the "2021 Plan"). Such awards are subject to certain acceleration of vesting provisions as set forth in the Executive Severance Plan or the named executive officer’s employment agreement, as applicable.
(2)
Each stock award was granted pursuant to individual restricted stock agreements between the Company and each applicable named executive officer. The stock awards represent the unvested common unit awards converted into Legacy BTX restricted stock in connection with its corporate reorganization in 2020. The grant date listed for such awards represent the original grant date of the equity award (i.e., the grant date of common units under our 2015 Equity Incentive Plan (the "2015 Plan"). Such awards are subject to certain acceleration of vesting provisions as set forth in the Executive Severance Plan or the named executive officer’s employment agreement, as applicable.
(3)
Based on the closing price of $1.105 per share of our common stock as of December 31, 2022, the last trading day of 2022.
(4)
25% of the shares subject to the equity award vest upon the one-year anniversary of the vesting commencement date and 1/48 of the shares subject to the equity award vest each month thereafter, subject to the named executive officer’s continued service relationship with the Company through each applicable date.
(5)
The shares subject to this award shall vest upon the achievement of both a time-based vesting condition and a performance-based vesting condition, such that such shares will satisfy the time-based vesting condition in four equal annual tranches following the vesting commencement date subject to Mr. Karbe’s continued employment with us through each such date, and the shares will satisfy the performance-based vesting conditions in four equal parts (the "Performance Condition"). The Performance Condition will be satisfied 25% upon the occurrence of any of the following, in each case, prior to the fourth anniversary of the vesting commencement date: (i) the completion of a bona fide equity financing or partnership transaction with an unrelated third party with net aggregate cash proceeds or upfront net aggregate cash payment, respectively, of at least $40 million, (ii) the grant by the FDA of the de novo Classification Request (as defined in the Karbe Employment Agreement), (iii) the completion of a bona fide equity financing or partnership transaction with an unrelated third party with net aggregate cash proceeds or upfront net aggregate cash payment, respectively, of at least $60 million or (iv) the achievement of $5 million in cumulative net sales of our products and services as determined in accordance with GAAP.

(6)
50% of the shares subject to this award shall vest upon (i) our initial achievement of the Stock Price Hurdle (as defined in the Karbe Employment Agreement) equal to at least $30 million and (ii) our initial achievement of Revenue (as defined in the Karbe Employment Agreement) equal to at least $100 million, and the remaining 50% of the shares subject to this award shall vest upon (i) our initial achievement of a Stock Price Hurdle equal to at least $200 and (ii) our initial achievement of Revenue equal to at least $1 billion, in each, subject to Mr. Karbe’s continued employment with us through each such date.
(7)
25% of the shares subject to the equity award vest upon the first year anniversary of the vesting commencement date, and 1/48th of the shares subject to the equity award vest each month thereafter, subject to the named executive officer’s continued service relationship with the Company through each applicable date. Pursuant to the Separation Agreement, 98,704 shares are currently vested and outstanding.
(8)
494 of the shares to the equity award vest each month for the first 11 months following the vesting commencement date, and the remainder of the shares vest in 48 equal monthly installments commencing on January 3, 2020, subject to continued service relationship through each applicable vesting date. Upon the occurrence of the sale of the Company, all unvested shares will automatically vest.

Director Compensation

Non-Employee Director Compensation Policy

In connection with our business combination, we approved the non-employee director compensation policy described below, which is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to the long-term success of the Company.

Under the policy, our non-employee directors are eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the board of directors	$40,000
Additional retainer for annual service as non-executive chairperson	$30,000
Additional retainer for annual service as a lead director of the board of directors	$15,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$15,000
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as compensation committee chairperson	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as nominating and governance committee chairperson	$8,000
Annual service as member of the nominating and governance committee (other than chair)	$4,000

In addition, our policy provides that, upon initial election or appointment to our board of directors, each new non-employee director will be granted a non-statutory stock option to purchase 30,000 shares of our common stock (the “Director Initial Grant”). The Director Initial Grant will vest 1/3 on the first anniversary of the grant date and then in substantially equal monthly installments over the next two years. On the date of each annual meeting of stockholders of the Company following the completion of our business combination, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 15,000 shares of our common stock (the “Director Annual Grant”). If a new non-employee director joins our board of directors between annual meetings of stockholders, then such non-employee director will be granted, at the next annual meeting of stockholders, a pro-rata portion of the Director Annual Grant based on the time between such director’s appointment and our next annual meeting of stockholders. The Director Annual Grant will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of the Company. All of the foregoing stock options would be granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant and would have a 10 year term.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director of the Company in a calendar year period will not exceed $750,000 in the first calendar year such individual becomes a non-employee director and $1,000,000 in any other calendar year.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the board of directors or any committee thereof.

Employee directors will receive no additional compensation for their service as a director.

Executive Chairman Agreement

In connection with but prior to the consummation of our business combination, we entered into an executive chairperson agreement with Mr. Perry, (the “Perry Agreement”), providing for standard terms of employment as the executive chairman of the board of directors, including an initial $260,000 annual base salary, eligibility to participate in the health and welfare benefits offered to full-time employees and the initial grant of a nonqualified stock option to purchase 28,300 shares of our common stock (the “Initial Option”), which will vest 1/3 on the first anniversary of the grant date and in equal monthly installments over the next two years, subject to Mr. Perry’s continued service as a member of the board of directors on each applicable vesting date; provided, that the Initial Option shall fully vest in the event of a sale event (as defined in the Perry Agreement). In addition to the Initial Option, on each of the Company’s annual meeting of stockholders, if Mr. Perry continues thereafter to be a member of the board of directors, he will receive a grant of a non-statutory stock option to purchase 11,800 shares of our common stock on the date of such annual meeting (the “Annual Grant”). The Annual Grant will vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the Company’s next annual meeting of stockholders, subject to Mr. Perry’s continued service as a member of the board of directors on such vesting date; provided, that the Annual Grant shall fully vest in the event of a sale event. The Perry Agreement requires Mr. Perry to execute the Company’s standard form of restrictive covenants agreement.

On June 7, 2022, the Company and Mr. Appelbaum agreed that Mr. Appelbaum would cease serving as President and Chief Executive Officer of the Company and as a member of our board of directors effective as of July 5, 2022. In addition, on June 8, 2022, the Board appointed Mr. Karbe as a director to the Board effective as of July 5, 2022, to fill the vacancy created by Mr. Appelbaum’s departure and to hold office until the 2023 annual meeting of stockholders, or until his earlier resignation or removal.

Director Compensation Table

The following table presents the total compensation for each person who served as a director of the board of directors during fiscal year 2022.

Neither Mr. Karbe nor Mr. Appelbaum received any additional compensation from the Company for his services on the board of directors. The compensation received by Messrs. Karbe and Appelbaum as named executive officers is set forth above in "Executive Compensation — 2022 Summary Compensation Table."

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)(1)	($)	($)
Andrew Armanino (2)	55,000	—	10,499	—	65,499
Dr. Richard Carmona (3)	49,000	—	10,499	—	59,499
Dr. Elder Granger (4)	47,500	—	10,499	—	57,999
Dr. Risa Lavizzo-Mourey (5)	50,000	—	10,499	—	60,499
Dr. Suying Liu (6)	40,000	—	10,499	—	50,499
Geoffrey Parker (7)	55,500	—	10,499	—	65,999
David Perry (8)	—	—	10,499	260,000 (9)	270,499

(1)
The amounts reported represent the aggregate grant date fair value of the stock options granted to our directors calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 of our financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of our common stock.
(2)
As of December 31, 2022 Mr. Armanino held options to purchase 43,300 shares of our common stock.
(3)
As of December 31, 2022 Dr. Carmona held options to purchase 43,300 shares of our common stock.
(4)
As of December 31, 2022 Dr. Granger held options to purchase 43,300 shares of our common stock.
(5)
As of December 31, 2022 Dr. Lavizzo-Mourey held options to purchase 43,300 shares of our common stock.
(6)
As of December 3,1 2022 Dr. Liu held options to purchase 43,400 shares of our common stock.
(7)
As of December 31, 2022 Mr. Parker held options to purchase 43,300 shares of our common stock.
(8)
As of December 31, 2022 Mr. Perry held options to purchase 43,300 shares of our common stock.
(9)
The amount represents the salary received by Mr. Perry as the executive chairman of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 10, 2023 for each of our named executive officers, executive officers, directors, all executive officers and directors as a group and each person known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of April 10, 2023. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of April 10, 2023 or subject to restricted stock units that vest within 60 days of April 10, 2023 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104. The percentage of beneficial ownership of our shares of common stock is calculated based on 31,731,058 shares of common stock outstanding as of April 10, 2023.

Name and Address of Beneficial Owners	Number of Shares	Percentage
Greater than 5% holders:
David P. Perry 2015 Trust(1)	11,797,348	37.2%
Georgianna Maule-Ffinch 2015 Trust (2)	3,636,364	11.5%
Kevin Appelbaum Revocable Trust(3)	2,406,719	7.6%
Named Executive Officers and Directors:
David Perry(4)	15,879,663	49.997%
Frank Karbe	292,424	*
Dr. Mark Berman (5)	313,519	1.0%
Kristin Wynholds(6)	198,304	*
Dr. Richard Carmona(7)	183,548	*
Andrew Armanino(8)	497,621	1.6%
Geoffrey Parker(9)	426,292	1.3%
Dr. Risa Lavizzo-Mourey(10)	39,929	*
Mark Heinen(11)	123,530	*
Dr. Elder Granger(12)	30,143	*
All directors and officers as a group (10 persons)	17,984,973	56.6%

* Less than 1%

(1)
Consists of shares held by the David P. Perry 2015 Trust (the “Perry Trust”), over which David P. Perry is the sole trustee and has sole voting and dispositive power.
(2)
Consists of shares held by the Georgianna Maule-Ffinch 2015 Trust, over which Georgianna Maule-Ffinch is the sole trustee and has sole voting and dispositive power. Ms. Maule-Ffinch is Mr. Perry's spouse.
(3)
Consists of shares held by Kevin Appelbaum, or his successor(s), as Trustee of the Kevin Appelbaum Revocable Trust under Revocable Trust Declaration dated May 16, 2020, as amended (the “Kevin Appelbaum Revocable Trust”), over which Mr. Appelbaum has sole voting and dispositive power.

(4)
Consists of (i) 11,797,348 shares held by the Perry Trust ii) 101,536 shares held by Mr. Perry, (iii) 3,636,364 shares held by the Georgianna Maule-Ffinch 2015 Trust, (iv) 293,150 shares held by Ms. Maule-Ffinch, (v) 21,336 shares held by Donald R. Leo, Trustee of Pensus Limited Trust dated 06/12/2010 for the benefit of Georgianna Maule-Ffinch and (vi) includes 29,929 shares which Mr. Perry has the right to acquire through exercise of stock options within 60 days from April 10, 2023. See also notes (1) and (2) above.
(5)
Includes 81,580 shares which Mr. Berman has the right to acquire through the exercise of stock options within 60 days from April 10, 2023.
(6)
Includes 99,485 shares which Ms. Wynholds has the right to acquire through exercise of stock options within 60 days from April 10, 2023.
(7)
Includes 29,929 shares which Mr. Carmona has the right to acquire through exercise of stock options within 60 days from April 10, 2023.
(8)
Consists of (i) 454,358 shares held by Andrew J. Armanino III and Denise M. Armanino Family Trust, over which Mr. Armanino and his spouse, Denise M. Armanino, have shared voting and dispositive power, (ii) 13,334 shares held by Mr. Armanino and (iii) includes 29,929 shares which Mr. Armanino has the right to acquire through the exercise of stock options within 60 days from April 10, 2023.
(9)
Consists of (i) 53,333 shares held by Geoffrey M. Parker and Jill G. Parker Rev Trust dtd 1/27/00, over which Mr. and Mrs. Parker have shared voting and dispositive power, (ii) 343,030 shares held by Mr. Parker and (iii) includes 29,929 shares which Mr. Parker has the right to acquire through exercise of stock options within 60 days from April 10, 2023.
(10)
Includes 29,929 shares which Ms. Lavizzo-Mourey has the right to acquire through exercise of stock options within 60 days from April 10, 2023.
(11)
Consists of (i) 85,723 shares held by Mr. Heinen, (ii) 2,280.605 shares held by Mr. Heinen's daughter and (iii) includes 35,526 shares which Mr. Heinen has the right to acquire through exercise of stock options within 60 days from April 10, 2023.
(12)
Includes 29,143 shares which Mr. Granger has the right to acquire through exercise of stock options within 60 days from April 10, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

			Number of securities remaining
	Number of securities to be issued	Weighted-average exercise price	available for future issuance under
	upon exercise of outstanding options, warrants	of outstanding options, warrants	equity compensation plans (excluding
	and rights #(a)	and rights (b)	securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,799,223	4.09(3)	2,098,650(4)(5)
Equity compensation plans not approved by the security holders (2)	200,000	1.43	400,000
Total	3,999,223	3.96	2,498,650

(1)
Consists of our 2020 Plan, our 2021 Plan, and our 2021 ESPP. Following the closing of our business combination, we have not and will not grant any awards under our 2020 Plan, but all outstanding awards under such plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2020 Plan or 2021 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2021 Plan.

(2)
Consists of our 2022 Inducement Plan (the "Inducement Plan") adopted by the Company on November 30, 2022. The Inducement Plan is be used exclusively for grants of awards to individuals who were not previously employees or directors of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The terms and conditions of the Inducement Plan are substantially similar to the Company’s 2021 Plan with the exception that incentive stock options may not be granted under the Inducement Plan.
(3)
Does not include purchase rights accruing under the 2021 ESPP as of December 31, 2022, because the purchase rights (and, therefore, the number of shares to be purchased) were not determined until the end of the purchase period on May 31, 2023
(4)
Consists of shares available for future issuance under the 2021 ESPP and the 2021 Plan. As of December 31, 2022, 328,243 shares of common stock were available for issuance under the 2021 ESPP (which number includes shares subject to purchase during the current purchase period which commenced on December 1, 2022, and the exact number of which will not be known until the end of the purchase period on May 31, 2023 and 1,770,407 shares of common stock were available for issuance under the 2021 Plan.
(5)
The 2021 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. The 2021 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022, by the least of 560,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. The number in the table does not include the increases made on January 1, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, all reports required by Section 16(a) of the Exchange Act to be filed by our directors and executive officers and all beneficial owners of more than ten percent of our common stock outstanding to report transactions in our securities in fiscal year 2022 were timely filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation and employment-related arrangements, including those described under the sections entitled “Executive and Director Compensation” in this proxy statement, and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which:

•
we were, or will be, a participant;
•
the amount involved exceeded, or will exceed, $120,000; and
•
in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Amended and Restated Registration Rights Agreement

In connection with our business combination, we entered in to the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with Kevin Appelbaum Revocable Trust, a beneficial owner of more than 5% of our common stock, and the Perry Trust, an affiliate of David Perry, the Executive Chairman of our board of directors and beneficial owner of more than 5% of our common stock, Mountain Crest Capital LLC (the “MCAD Sponsor”), a beneficial owner of more than 5% of our common stock, and certain affiliates of the MCAD Sponsor. The Amended and Restated Registration Rights Agreement amended and restated the Registration Rights Agreement dated January 7, 2021 by and among the Company, the MCAD Sponsor and its affiliates. The Amended and Restated Registration Rights Agreement required the Company to, among other things, file a resale registration statement on behalf of the stockholders no later than 30 days from the closing of our business combination. The Registration Rights Agreement also provided certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. The Company agreed to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

PIPE Subscription Agreements and Resale Registration Rights

In connection with our business combination, we entered into Subscription Agreements with certain PIPE investors for $50,000,000 in PIPE investment, including $100,000 subscribed by the Perry Trust. The PIPE investment was consummated with the closing of our business combination. Pursuant to the Subscription Agreements, the Company agreed to file a registration statement registering the resale of the shares of common stock purchased in the private placement by the PIPE investors with the SEC no later than 30 calendar days following the closing of our business combination.

2021 Private Placement

In connection with the IPO, on January 12, 2021, the MCAD Sponsor and Chardan Capital Markets, LLC (“Chardan”) purchased, pursuant to a written purchase agreement with MCAD, 185,000 private placement units for a total purchase price of $1,850,000, of which 135,000 private units were purchased by the MCAD Sponsor and 50,000 private units were purchased by Chardan. The private units were identical to the units sold in the IPO. Additionally, simultaneously with the sale of the over-allotment option, we consummated the private sale of an additional 15,000 private placement units, generating gross proceeds of $150,000. The Sponsor and Chardan agreed not to transfer, assign or sell any of the private placement units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the closing of our business combination.

2023 Private Placement

On April 6, 2023, we entered into a securities purchase agreement with certain investors (the “Purchasers”) providing for the private placement to the Purchasers of an aggregate of 7,878,786 shares of our common stock for an aggregate purchase price of approximately $6.5 million (or $0.825 per share). The following table summarizes the shares of common stock purchased by our executive officers, members of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock in an amount exceeding $120,000:

Name of Purchaser	Number of shares of common stock purchased	Total purchase price
Georgianna Maule-Ffinch 2015 Trust	3,636,364	$3,000,000
David P. Perry 2015 Trust	1,333,333	1,100,000
Andrew J. Armanino III and Denise M. Armanino Family Trust	303,030	250,000
Geoffrey M. Parker	303,030	250,000
Frank Karbe	242,424	$200,000

Stock Purchase Agreement for the Sale of MCAD Shares

MCAD, the MCAD Sponsor and the Perry Trust entered into a stock purchase agreement pursuant to which the MCAD Sponsor transferred 200,000 shares of MCAD’s common stock held by the MCAD Sponsor to the Perry Trust upon the closing of our business combination for $1.8 million.

SAFE Financings

From August 14, 2020 to September 7, 2021, Legacy BTX issued SAFEs to the following affiliates of David Perry or his immediate family members: $22,101,878 in aggregate purchase amount to the Perry Trust and $1,015,738 in purchase amount to Belinda Barclay-White. Of such SAFEs, $8,672,617 were issued upon the exchange of then-outstanding convertible promissory notes as described above.

From August 24, 2020 to September 7, 2021, Legacy BTX issued SAFEs to Andrew Armanino, a member of our board of directors, or the following affiliates of Andrew Armanino or his immediate family members: $100,000 in purchase amount to the Andrew J. Armanino III and Denise M. Armanino Family Trust, $100,000 in purchase amount to Matt Armanino, and $300,000 in purchase amount to Andrew Armanino. Of such SAFEs, $300,000 were issued upon the exchange of then-outstanding convertible promissory notes as described above.

From April 7, 2021 to September 9, 2021, Legacy BTX sold and issued SAFEs to the following other related parties: $250,000 in purchase amount to Geoffrey M. Parker and Jill G. Parker Rev Trust, an affiliate of Geoffrey M. Parker, a director of the Company; $100,000 in purchase amount to Dr. Mark Berman, an executive officer of the Company; $50,000 in purchase amount to Mark Heinen, an executive officer of the Company; $5,000,000 in purchase amount to Farallon.

Policies and Procedures for Related Person Transactions

Our written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•
any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•
any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of the Company's voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of the Company's voting stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The audit committee of our board of directors reviews and approves transactions with directors, officers and holders of 5% or more of the Company’s capital stock and their immediate family members, each a related party. Prior to a transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to the board of directors prior to their consideration of such transaction, and the transaction is not considered approved by the board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. If advance review by the audit committee is not feasible, then the related person transaction shall be reviewed at the audit committee’s next regularly scheduled meeting.

The audit committee may review and pre-approve a list of related party transactions and each of the pre-approved transactions shall not be subject to further review by the audit committee under the terms of this policy. In connection with each regularly scheduled meeting of the audit committee, a summary of any new related party transactions deemed pre-approved (other than director and executive compensation arrangements) shall be provided to the audit committee for its review. If a related party transaction will be ongoing, the audit committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, on at least an annual basis, the audit committee will review and assess such ongoing related party transaction and confirm that the ongoing dealings with the related person have been in compliance with the guidelines established by the audit committee.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the board of directors (the “Board”) of Better Therapeutics, Inc. (the “Company”). The audit committee currently consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq. The Board has designated Andrew Armanino as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2022 and met with management, as well as with representatives of Elliott Davis, LLC, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Elliott Davis, LLC the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from Elliott Davis, LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Elliott Davis, LLC its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Andrew Armanino
Geoffrey Parker
Dr. Elder Granger

April 25, 2023

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Our Bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Secretary at Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice no later than April 8, 2024. Such notice must comply with the additional requirements of Rule 14a-19(b).

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2024 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 29, 2023. Such proposals must be delivered to our Secretary at Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104. We also encourage you to submit any such proposals via email to IR@bettertx.com.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also access any document we file with the SEC on our website at www.bettertx.com under the “Investor Relations” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 25, 2023. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

Our proxy materials, including our 2022 Annual Report, as filed with the SEC, are accessible free of charge on our website at www.bettertx.com under the “Investors Relations” menu. We will provide without charge upon written or oral request, paper copies of our proxy materials, including our 2022 Annual Report. Requests for such copies should be addressed to:

Better Therapeutics, Inc.

548 Market Street, #49404

San Francisco, California 94104

(415) 887-2311

Attention: Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104, (415) 887-2311, Attention: Secretary. We will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, Notice of Internet Availability and annual reports in the future. If you are receiving multiple copies of our annual reports, Notice of Internet Availability and proxy statements, you may request householding in the future by contacting our Secretary.

OTHER BUSINESS

The board of directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

BETTER THERAPEUTICS, INC. 548 MARKET ST SUITE 49404 SAN FRANCISCO, CA 94104 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2023, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BTTX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2023, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V15993-P90501 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BETTER THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1. To elect two class II directors to our board of directors, to serve until the 2026 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal: Nominees: For Withhold 1a. Geoffrey Parker ☐ ☐ 1b. Frank Karbe ☐ ☐ The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the appointment of Elliott Davis, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. ☐ ☐ ☐ For Against Abstain NOTE: The proxies are authorized to vote on such other business as may properly come before meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2023: The Notice, Proxy Statement and our 2022 Annual Report are available at www.proxyvote.com. V15994-P90501 BETTER THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 7, 2023 9:00 A.M. PACIFIC TIME The undersigned stockholder(s) hereby appoint(s) Frank Karbe and Mark Heinen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BETTER THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/BTTX2023 at 9:00 A.M. Pacific Time on Wednesday, June 7, 2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. Continued and to be signed on reverse side